Exhibit 99.1

JOINT REPORTING AGREEMENT

In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties as follows:

Each party represents to the other parties that such party is eligible to file a statement or statements on Schedule 13D pertaining to the Common Stock, par value $0.001 per share, of Rubio’s Restaurants, Inc., a Delaware corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

Each party is responsible for the timely filing of his, her or its own statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein.  No party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

Each party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party.

This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

[signature page follows]

October 21, 2009

LEVINE LEICHTMAN CAPITAL PARTNERS IV, L.P.,
a Delaware limited partnership

	By:	LLCP Partners IV GP, LLC,
a Delaware limited liability company, its General Partner

		By:	Levine Leichtman Capital Partners, Inc.,
a California corporation, its Manager

		By:	/s/ Steven E. Hartman
Steven E. Hartman
Vice President

LEVINE LEICHTMAN CAPITAL PARTNERS IV-AMICUS FUND, L.P.,
a Delaware limited partnership

	By:	LLCP Partners IV GP, LLC,
a Delaware limited liability company, its General Partner

		By:	Levine Leichtman Capital Partners, Inc.,
a California corporation, its Manager

		By:	/s/ Steven E. Hartman
Steven E. Hartman
Vice President

LLCP PARTNERS IV GP, LLC,
a Delaware limited liability company

	By:	Levine Leichtman Capital Partners, Inc.,
a California corporation, its Manager

		By:	/s/ Steven E. Hartman
Steven E. Hartman
Vice President

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.,
a California corporation

By:	/s/ Steven E. Hartman
Steven E. Hartman
Vice President

/s/ Arthur E. Levine
ARTHUR E. LEVINE

/s/ Lauren B. Leichtman
LAUREN B. LEICHTMAN